Exhibit 11


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CALIFORNIA
DELAWARE
ILLINOIS
NEW JERSEY
NEW YORK
PENNSYLVANIA
WASHINGTON D.C.
WISCONSIN

ESTABLISHED 1849

                                 August 31, 2009

Allegiant Funds
760 Moore Road
King of Prussia, PA 19406

Re:  REORGANIZATION BY AND BETWEEN ALLEGIANT FUNDS AND
     PNC FUNDS, INC.

Ladies and Gentlemen:

     We have acted as counsel to Allegiant Funds, a Massachusetts business trust (the "Trust"), in connection with the proposed acquisition by the Allegiant Money Market Fund, Allegiant Government Money Market Fund, Allegiant Tax Exempt Money Market Fund, Allegiant Limited Maturity Bond Fund, Allegiant Total Return Advantage Fund, Allegiant Intermediate Tax-Exempt Bond Fund, Allegiant Small Cap Core Fund, Allegiant International Equity Fund, Allegiant Tax-Exempt Limited Maturity Bond Fund, Allegiant Maryland Tax-Exempt Bond Fund and Allegiant Diversified Real Estate Fund, portfolios of Allegiant Funds (the "Acquiring Funds"), of the assets and liabilities of the PNC Prime Money Market Fund, PNC Government Money Market Fund, PNC Tax-Exempt Money Market Fund, PNC Limited Maturity Bond Fund, PNC Total Return Bond Fund, PNC National Tax-Exempt Bond Fund, PNC Capital Opportunities Fund, PNC International Equity Fund, PNC Tax-Exempt Limited Maturity Bond Fund, PNC Maryland Tax-Exempt Bond Fund and PNC Diversified Real Estate Fund, portfolios of PNC Funds, Inc. (the "Selling Funds"), in exchange for shares of the Acquiring Funds. The aforementioned proposed acquisition is referred to herein as the "Reorganization."

     This opinion relates to shares of beneficial interest of the Acquiring Funds (the "Shares") to be issued in the Reorganization, and is furnished in connection with the Trust's Registration Statement on Form N-14 under the Securities Act of 1933, as amended (the "Registration Statement"). The Trust is authorized to issue an unlimited number of shares of the Acquiring Funds.

     We have reviewed the Registration Statement and the Trust's Declaration of Trust, as amended (the "Amended Declaration of Trust"), Code of Regulations, as amended, certain resolutions adopted by its Board of Trustees and such other legal and factual matters as we have deemed appropriate.

     This opinion is based exclusively on Massachusetts law, in reliance on an opinion of Massachusetts counsel rendered by K&L Gates, and the federal law of the United States of America.

     Based upon the foregoing, it is our opinion that upon the prior satisfaction of the conditions contained in the Agreement and Plan of Reorganization (the "Reorganization Agreement"), a copy of which is set forth in the Registration Statement, the Shares, when issued pursuant to the Reorganization Agreement and in the manner referred to in the Registration Statement, will be validly issued, fully paid and non-assessable by the Trust.

     We note that under Massachusetts law, shareholders of a Massachusetts business trust could, under certain circumstances, be held personally liable for the obligations of such trust. However, the Amended Declaration of Trust disclaims shareholder liability for acts and obligations of the Trust and requires that notice of such disclaimer be given in every note, bond, contract, order or other undertaking issued by or on behalf of the Trust's trustees, and in the stationery used by the Trust. The Amended Declaration of Trust provides for indemnification out of the assets of the particular class of shares owned by a shareholder, for all loss and expense of that shareholder should he or she be held personally liable solely by reason of his or her being or having been such a shareholder. Thus, the risk of a shareholder's incurring financial loss on account of shareholder liability is limited to circumstances in which the relevant class of shares would be unable to meet its obligations.

     We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement. This does not constitute a consent under section 7 of the Securities Act of 1933, as amended. In consenting to filing this opinion as an exhibit, we have not certified any part of the Registration Statement and do not otherwise come within the categories of persons whose consent is required under section 7 or under the rules and regulations of the Securities and Exchange Commission issued thereunder. Except as provided in this paragraph, the opinion set forth above is expressed solely for the benefit of the addressee hereof in connection with the matters contemplated hereby and may not be relied upon by, or filed with, any other person or entity or for any other purpose without our prior written consent.

                                        Very truly yours,


                                        s/s/ Drinker Biddle & Reath LLP
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                                        DRINKER BIDDLE & REATH LLP